FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2004

Commission file number 1-12579

OGE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1481638 (I.R.S. Employer Identification No.)

321 North Harvey
P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events

        On April 28, 2004, OGE Energy Corp. (the “Company”) announced that its Oklahoma Gas and Electric Company subsidiary (“OG&E”) confirmed that the Oklahoma Corporation Commission issued an order acknowledging that OG&E was delivering savings to its customers as required in its 2002 rate settlement agreement. Attached as Exhibit 99.01 is the press release for this announcement.

Item 7. (c) Exhibits

Exhibit Number	Description
99.01	Press release dated April 28, 2004, announcing OG&E Found by OCC to be Providing Customer Savings.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

April 30, 2004

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Exhibit 99.01

OG&E Found by OCC to be Providing Customer Savings
McClain Power Purchase Agreement Keeps OG&E in Compliance with 2002 Rate Order

OKLAHOMA CITY – OG&E confirmed today the Oklahoma Corporation Commission has issued an order acknowledging that OG&E’s customers are receiving savings as contemplated in the company’s 2002 rate settlement agreement. In the 2002 rate settlement agreement, OG&E guaranteed $75 million in savings during a three-year period, starting Jan. 1, 2004. OG&E’s plan was to deliver these savings through the purchase out of bankruptcy of a 77 percent interest in the McClain power plant in Newcastle, Okla.

The order approved today by the Commission recognizes savings are currently being provided to customers through OG&E’s agreement to purchase power from the efficient McClain plant. The order removes any uncertainty over whether OG&E had to reduce its electric rates, effective January 1, 2004, while it awaits action by the Federal Energy Regulatory Commission on its application to acquire ownership of the McClain plant. OG&E first asked for the order from the OCC in January, soon after the FERC unexpectedly delayed approval of OG&E’s application.

FERC approval is the only step remaining in OG&E obtaining ownership of the McClain plant; all other requirements have been satisfied. OG&E has offered a comprehensive slate of mitigation plans to answer FERC’s concerns about the acquisition’s impact on the wholesale electricity market in OG&E’s region.

“We are pleased with today’s order from the Oklahoma Commission,” said Steven E. Moore, OGE Energy chairman, president and CEO. “Not only does it affirm that we’re providing savings, it acknowledges our commitment to continue delivering those savings to our retail customers over the long term. In addressing the uncertainty associated with possible rate reductions, the OCC order is very helpful to our customers, as it allows us to move forward with our plan to make significant investments in the quality and reliability of our electric service. We also remain determined to complete the McClain transaction and to gain the FERC’s approval this year.”

OG&E, a regulated electric utility serving approximately 725,000 customers in a service area spanning 30,000 square miles in Oklahoma and Western Arkansas, is a subsidiary of OGE Energy Corp. (NYSE: OGE), which also is the parent company of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

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